UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 10, 2016

CYPRESS SEMICONDUCTOR CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10079	94-2885898
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

198 Champion Court San Jose, California 95134	(408) 943-2600
(Address of principal executive offices and zip code)	(Registrant's telephone number, including area code)

(Former name, former address, and formal fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2016, Cypress Semiconductor Corporation (the “Company”) announced the following changes to its Board of Directors (the “Board”) and management:

(b), (c) and (e) Appointment of Chief Executive Officer; Compensation

Effective August 10, 2016, Hassane El-Khoury was promoted to the position of President and Chief Executive Officer of the Company. Upon the effectiveness of Mr. El-Khoury’s appointment as President and Chief Executive Officer, the Office of President and Chief Executive Officer, which had been performing the duties of the President and Chief Executive Officer since April 2016, was dissolved by the Board.

Mr. El-Khoury, age 36, served as Executive Vice President, Programmable Systems Division from 2012 until his appointment as President and Chief Executive Officer. Prior to that, from 2010 to 2012, he served as Senior Director of the Company’s Automotive Business Unit. Prior to joining the Company, from 1999 to 2007, Mr. El-Khoury served as Senior Design Engineer at Continental Automotive Designs, a German automotive manufacturing company specializing in tires, brake systems, interior electronics, automotive safety, powertrain and chassis components, tachographs, and other parts for the automotive and transportation industry. Mr. El-Khoury holds a Bachelor of Science degree in Electrical Engineering from Lawrence Technological University and a Master of Sciences degree in Engineering Management from Oakland University.

The Company and Mr. El-Khoury have entered into an employment offer letter, dated as of August 10, 2016 (the “CEO Offer Letter”). Mr. El-Khoury’s employment with the Company is on an at-will basis. Under the terms of the CEO Offer Letter, Mr. El-Khoury will be paid an annual base salary of $650,000 and, for fiscal 2017, will be eligible for a bonus of 125% of his base salary under the Cypress Incentive Program (the “CIP”). The CEO Offer Letter also provides that Mr. El-Khoury is eligible to participate in certain benefits programs available to employees of the Company generally.

Pursuant to the terms of the CEO Offer Letter, effective as of August 10, 2016, Mr. El-Khoury was granted restricted stock units (“RSUs”) with an aggregate value of $2.5 million, which vest in equal quarterly installments over a three-year period. In addition, the CEO Offer Letter provides that, subject to the approval of the Board, Mr. El-Khoury will be entitled to receive additional equity awards with an aggregate value of $4.5 million in the first quarter of 2017. The vesting schedule and terms of the additional equity awards will be determined by the Board at the time of grant. Mr. El-Khoury will also be eligible to receive annual equity awards under the Cypress PARS Grant Program. All equity awards described above have been or will be granted pursuant to the terms of the Cypress 2013 Stock Plan and related award agreements.

Subject to certain exceptions and conditions, if Mr. El-Khoury’s employment is terminated involuntarily by the Company other than for “cause” (as defined in the CEO Offer Letter) or by Mr. Khoury pursuant to a “voluntary termination for good reason” (as defined in the CEO Offer Letter), Mr. Khoury will be entitled to receive certain cash severance payments, accelerated vesting of outstanding equity awards, including, but not limited to, the equity awards described above, and certain other benefits, in each case as described in the CEO Offer Letter.

The foregoing description of the CEO Offer Letter is qualified in its entirety by reference to the full text of the CEO Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. El-Khoury has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. There are no family relationships between Mr. El-Khoury and any of the Company’s directors or executive officers.

(b) and (d) Changes in Board Composition

Effective as of August 10, 2016, T.J. Rodgers resigned as a member of the Board and from his position as Technical Advisor to the Company. Mr. Rodgers' resignation was not due to any disagreement with the Company.

Effective as of August 10, 2016, the Board appointed Mr. El-Khoury as a member of the Board to fill the vacancy created by Mr. Rodgers’ departure.

In connection with the appointment of board member H. Raymond Bingham as Executive Chairman, as described under Item 8.01 below, Mr. Bingham became an employee of the Company and is no longer eligible to serve on the Compensation Committee and Nominating and Corporate Governance Committee of the Board. Accordingly, Mr. Bingham resigned as a member of such committees effective as of his appointment as Executive Chairman (as defined below).

Effective as of August 10, 2016, the Board appointed Eric Benhamou as Lead Independent Director and Chair of the Nominating and Corporate Governance Committee.

Item 8.01 Other Events.

Appointment of Executive Chairman; Compensation

Effective August 10, 2016, the Board appointed H. Raymond Bingham as Executive Chairman, a newly created position pursuant to which Mr. Bingham will function as both an executive officer of the Company and as Chairman of the Board. As Executive Chairman, Mr. Bingham will report directly to the Board.

Mr. Bingham, age 70, has served as the non-executive chairman of the Board from the date of the merger with Spansion in March 2015. Mr. Bingham serves on the boards of a number of high-tech companies, including Oracle Corporation, he is the chairman of the board of Flex (formerly Flextronics), and he has served as the managing director of General Atlantic LLC, a technology-focused global private investment firm. From 1993 to 2005, Mr. Bingham served in leadership positions with Cadence Design Systems, Inc., including president and chief executive officer and executive chairman. Mr. Bingham has more than 30 years of business expertise as a chief executive officer and a board member directing mergers and acquisitions. Mr. Bingham received a Bachelor of Science degree in economics (with honors) from Weber State University and a Master of Business Administration degree from the Harvard Business School.

The Company and Mr. Bingham have entered into an employment offer letter, dated as of August 10, 2016 (the “Bingham Offer Letter”). Mr. Bingham’s employment with the Company is on an at-will basis. Under the terms of the Bingham Offer Letter, Mr. Bingham will be paid an annual base salary of $390,000 and will be eligible for a bonus of 125% of his base salary under the CIP. The Bingham Offer Letter also provides that Mr. Bingham is eligible to participate in certain benefits programs available to employees of the Company generally.

Pursuant to the terms of the Bingham Offer Letter, effective as of August 10, 2016, Mr. Bingham was granted RSUs with an aggregate value of $1.5 million, which vest in equal quarterly installments over a three-year period. In addition, the Bingham Offer Letter provides that Mr. Bingham will be entitled to receive additional equity awards with an aggregate value of $3.0 million in the first quarter of 2017. The additional equity awards will vest according to criteria determined by the Board at the time of grant. All equity awards described above have been or will be granted pursuant to the terms of the 2010 Spansion Inc. Equity Incentive Award Plan and related award agreements.

Subject to certain exceptions and conditions, if Mr. Bingham’s employment is terminated involuntarily by the Company other than for “cause” (as defined in the Bingham Offer Letter) or by Mr. Bingham pursuant to a “voluntary termination for good reason” (as defined in the Bingham Offer Letter), Mr. Bingham will be entitled to receive certain cash severance payments, accelerated vesting of outstanding equity awards, including, but not limited to, the equity awards described above, and certain other benefits, in each case as described in the Bingham Offer Letter.

The foregoing description of the Bingham Offer Letter is qualified in its entirety by reference to the full text of the Bingham Offer Letter, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Press Release

On August 11, 2016, the Company issued a press release announcing the Board and management changes described above. A copy of the press release is furnished herewith as Exhibit 99.1.

The information set forth under this Item 8.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Offer Letter, by and between the Company and Hassane El-Khoury, dated August 10, 2016.
10.2	Employment Offer Letter, by and between the Company and H. Raymond Bingham, dated August 10, 2016.
99.1	Press release announcing management changes dated August 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2016            CYPRESS SEMICONDUCTOR CORPORATION

By: /s/ Thad Trent
Thad Trent
Executive Vice President, Finance and Administration
and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1+	Employment Offer Letter, by and between the Company and Hassane El-Khoury, dated August 10, 2016.
10.2+	Employment Offer Letter, by and between the Company and H. Raymond Bingham, dated August 10, 2016.
99.1	Press release announcing management changes dated August 11, 2016.
+ Identifies a management contract or compensatory plan or arrangement

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